Exhibit 1.1

Execution Version

XIAO-I CORPORATION

UNDERWRITING AGREEMENT

March 9, 2023

Prime Number Capital LLC

14 Myrtle Drive

Great Neck, NY 11021

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, XIAO-I CORPORATION, a Cayman Islands exempted company (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters named in Schedule A hereto (such underwriters including Representative together hereafter referred to as the “Underwriters”, and each of them as an “Underwriter”), for which Prime Number Capital LLC acting as the representative of the several Underwriters (in such capacity, the “Representative”), to issue and sell an aggregate of 5,700,000 American Depositary Shares (the “Firm ADSs”), each representing one third of an ordinary share of the Company, par value $0.00005 per share (“Ordinary Shares”).

The Company has also granted to the Underwriters an option to purchase up to 855,000 additional ADSs, on the terms and for the purposes set forth in Section 2(c) hereof (the “Additional ADSs”). The Firm ADSs and any Additional ADSs purchased pursuant to this Agreement are herein collectively referred to as the “ADSs.” The Ordinary Shares represented by the Firm ADSs are herein referred to collectively as the “Firm Shares” and the Ordinary Shares represented by the Additional ADSs are herein referred to collectively as the “Additional Shares”. The Firm Shares and the Additional Shares are herein referred to collectively as the “Shares”. The offering and sale of the ADSs contemplated by this Agreement is referred to herein as the “Offering.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”) substantially in the form of Exhibit A hereto to be entered into by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. The ADSs will represent the right to receive the Shares deposited pursuant to the Deposit Agreement.

The Company confirms its agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in the Offering, as of the date hereof and as of the Closing Date (as defined below) and each Option Closing Date (as defined below), if any:

(a) Filing of the Registration Statements. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-268889), which contains a form of prospectus to be used in connection with the Offering. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Offering included in the Registration Statement at the effective date of the Registration Statement (“Effective Date”), is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the registration statement. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference. In addition, a registration statement on Form F-6 (File No. 333-269502) relating to the ADSs has been filed with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act (as defined below), a registration statement on Form 8-A (File No. 001-41631) (the “Form 8-A Registration Statement”) to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.

(b) “Applicable Time” means 12:10 am, Eastern Time, on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on March 8, 2023. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement, or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the Offering, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement and any post-effective amendment to the Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 5(b) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the Offering, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment to the Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Registration Statement, the Pricing Prospectus and Prospectus and (ii) the sub-sections titled “Electronic Offer, Sale and Distribution of Securities,” “Fees, Commissions and Expense Reimbursement”, “Relationships” and “Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting” in the Registration Statement, the Pricing Prospectus, the Prospectus (the “Underwriter Information”). There are no contracts or other documents required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, (iii) the pricing terms set forth in Schedule B to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

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(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(g) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested in writing.

(h) Distribution of Offering Material by the Company. The Company has not distributed or authorized the distribution of, and will not distribute, prior to the completion of the Offering, any offering material in connection with the Offering other than a preliminary prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the ADSs and the Shares. The ADSs to be sold by the Company through the Underwriters and the Shares represented by the ADSs have been duly and validly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement and the Deposit Agreement and, when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable, free, and clear of all Liens (as defined below under Section 1(r)) imposed by the Company. The Company has a sufficient number of authorized ADSs and Ordinary Shares for the issuance of the maximum number of ADSs and Shares issuable pursuant to the Offering as described in the Prospectus.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement and included in the Offering.

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(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”, and any resulting effect, a “Material Adverse Effect”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its shares.

(m) Independent Accountant. Marcum Asia CPAs LLP (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. The financial statements of the Company included in the Registration Statement, the Disclosure Package, and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by U.S. generally accepted accounting principles (“U.S. GAAP”). Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Except as included therein, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(o) Incorporation and Good Standing. The Company has been duly formed and is validly existing as a company limited by shares under the laws of the jurisdiction of its formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package, and the Prospectus and to enter into and perform its obligations under this Agreement. As of the Closing Date, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Registration Statement, the Disclosure Package, or the Prospectus.

(p) Capitalization and Other Share Capital Matters. The authorized, issued and outstanding shares of the Company is as set forth in each of the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Shares and the ADSs, when issued and delivered as provided in this Agreement and the Deposit Agreement, will conform in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No further approval from Nasdaq or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the ADSs and the Shares. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares, ADSs or other securities to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

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(q) Non-Contravention of Existing Instruments. No Further Authorizations or Approvals Required. The Company is not in violation of its amended and restated memorandum and articles of association or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Deposit Agreement and consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum and articles of association of the Company, as amended and restated, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach Default or violation could not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and the Deposit Agreement and consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the ADSs under the Securities Act, the registration of the Ordinary Shares and the ADSs under the Exchange Act, and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority Inc. (“FINRA”). The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the Disclosure Package and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Subsidiary or the VIE (defined as below), (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Subsidiary or the VIE or (iii) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any Subsidiary or the VIE.

(r) Subsidiaries. Each of the Company’s variable interest entity and its subsidiaries (collectively, the “VIE”), and direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule D hereto. Each of the Subsidiaries and the VIE has been duly formed, is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package, the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change on the Company and its Subsidiaries and the VIE, taken as a whole. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the equity interests of each Subsidiary and the VIE have been duly and validly authorized and issued, are owned or controlled directly or indirectly by the Company, are fully paid in accordance with its articles of association, memorandum of association or charter documents and non-assessable and are free and clear of all liens, encumbrances, equities or claims (“Liens”). None of the outstanding share capital or equity interest in any Subsidiary or the VIE was issued in violation of preemptive or similar rights of any security holder of such Subsidiary or the VIE. All of the constitutive or organizational documents of each of the Subsidiaries and the VIE comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and the VIE, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries and the VIE, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

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(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, (i) threatened against the Company or any of its Subsidiaries or the VIE or (ii) which have as the subject thereof any of the executive officers, directors, or key employees of the Company or any of its Subsidiaries or the VIE or any of the properties owned or leased by the Company or any of its Subsidiaries or the VIE, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ or the VIE’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary or the VIE, and none of the Company, any of its Subsidiaries or the VIE is a party to a collective bargaining agreement, and the Company and its Subsidiaries and the VIE believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries or the VIE to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its Subsidiaries and the VIE are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, none of the Company, any of its Subsidiaries or the VIE, nor to the knowledge of the Company any director or officer of the Company, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there has not been, and to the knowledge of the Company, there is no pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(t) Intellectual Property Rights. The Company owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, in violation of the rights of any persons; and (iv) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

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(u) All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, each of the Company and its Subsidiaries and the VIE possesses such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct its business, and has made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or assets or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where lack of the licenses would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of any such licenses and, to the knowledge of the Company, the Company has no reason to believe that such licenses will not be renewed in the ordinary course of their respective businesses that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect. Such licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Disclosure Package or the Prospectus.

(v) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment, and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(w) Tax Law Compliance. (i) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries and the VIE have each filed all federal, state, local and foreign income tax returns required to be filed as of the date of this Agreement or has timely and properly filed requested extensions thereof and has paid taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them in all material respects. (ii) No tax deficiency has been determined adversely to the Company or any of its Subsidiaries or the VIE that has had (nor does the Company nor any of its Subsidiaries or the VIE have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries or the VIE and which could reasonably be expected to have) a Material Adverse Effect. (iii) The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. (iv) All local and national PRC governmental tax credit, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries or the VIE as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

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(x) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the ADSs and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the ADSs.

(z) Related Party Transactions. There are no business relationships or related-party transactions, directly or indirectly, involving the Company or its Subsidiaries or the VIE with any related person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement, the Prospectus, and the Pricing Prospectus.

(aa) Disclosure Controls and Procedures. To the extent required, the Company, on a consolidated basis with its Subsidiaries and the VIE, has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(bb) Company’s Accounting System. To the extent required, the Company, on a consolidated basis with its Subsidiaries and the VIE, maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the United States Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to any Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) No Accounting Issues. The Company has not received any notice, oral or written, from its Board of Directors or Audit Committee stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors or Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

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(ee) OFAC. (i) None of the Company, any of its Subsidiaries or the VIE, nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any Subsidiary or the VIE, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

b) The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, the VIE or affiliated entity, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(ff) Foreign Corrupt Practices Act. To the best of the Company’s knowledge, no director, officer, employee or affiliate of the Company, any Subsidiary or the VIE, or any other person acting on behalf of the Company has, directly or indirectly, taken any action that (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if done in the past, might reasonably be expected to have a Material Adverse Effect or (iii) if continued in the future, might reasonably be expected to materially and adversely affect the assets, business, or operations of the Company. The foregoing includes, without limitation, giving or agreeing to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction).

(gg) Internal Control and Compliance with Sarbanes-Oxley Act of 2002. The Company, its Subsidiaries, the VIE and the Company’s Board of Directors have taken, or have planned to adopt, all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act and all applicable listing rules of Nasdaq.

(hh) Exchange Act Filing. The Form 8-A Registration Statement in respect of the ADSs has been filed, which registration statement complies in all material respects with the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

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(ii) Earning Statements. The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(jj) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Firm ADSs as may be required under Rule 463 under the Securities Act.

(kk) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package, the Prospectus, or shall be contain in any amendments and supplements thereof, has been made or reaffirmed, or will be made, without a reasonable basis, or has been disclosed or will be disclosed other than in good faith.

(ll) Foreign Tax Compliance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, Hong Kong or Cayman Islands to any PRC, Hong Kong or Cayman Islands taxing authority in connection with the issuance, sale and delivery of the ADSs, and the delivery of the ADSs to or for the account of the Underwriters.

(mm) Compliance with PRC Oversea Investment and Listing Rules and Regulations. Except as otherwise disclosed in Disclosure Package and the Prospectus, the Company, its Subsidiaries and the VIE have taken reasonable steps to cause the Company’s principal shareholders, directors and officers that is, or directly or indirectly controlled by, a PRC resident or citizen, to comply with any applicable rules and regulations of relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) , and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens (collectively, the “PRC Oversea Investment and Listing Rules and Regulations”), including, without limitation, taking reasonable steps to require each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration, to timely report material changes, and other procedures required under any applicable PRC Oversea Investment and Listing Rules and Regulations.

(nn) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended on June 22, 2009 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriters:

a) Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the issuance and sale of the ADSs, the listing and trading of the ADSs on the Nasdaq Global Market and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof or at the Closing Date or the Option Closing Date, materially affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules as amended as of the date hereof (collectively, the “M&A Rules and Related Clarifications”).

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b) Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Clarifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the ADSs, the listing and trading of the ADSs on the Nasdaq Global Market, or the consummation of the transactions contemplated by this Agreement.

(oo) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Exhibit B provided to the Representative is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

(pp) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the ADSs hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, any Subsidiary or the VIE, or for which the Company, any Subsidiary or the VIE has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, none of the Company, any Subsidiary or the VIE is in default with respect to any Indebtedness.

(qq) Regulation M Compliance. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the ADSs or the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the ADSsor the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter in connection with the Offering.

(rr) EGC Status and Testing the Waters Communications. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Test the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Act (“Emerging Growth Company”). “Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule E hereto.

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(ss) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the ADSs to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(tt) Insurance. The Company carries and is entitled to the benefits of directors and officers insurance coverage, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and as are customary for companies engaged in similar business, and to the Company’s knowledge such insurance coverage is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(uu) No Finder’s Fee. There are no contracts, agreements, or understandings between the Company, its Subsidiaries or the VIE and any other person that would give rise to a valid claim against the Company, its Subsidiaries or the VIE or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering, or any other arrangements, agreements, understandings, payments, or issuance with respect to the Company, or its Subsidiaries or the VIE, or any of their respective officers, directors, shareholders, partners, employees or related parties that may affect the Underwriters’ compensation as determined by FINRA.

(vv) No FINRA Affiliations. To the Company’s knowledge and except as disclosed to the Representative in writing, no (i) officer or director of the Company, its subsidiaries or the VIE, (ii) owner of 10% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day immediately prior to the date that the Registration Statement was initially filed to the Commission, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and counsel to the Underwriters if it becomes aware that any such person described in (i) to (iii) under this Section 1(vv) is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(ww)Third-party Data. Any statistical, industry-related and market-related data included in the Disclosure Package and the Prospectus is based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agrees with the sources from which it is derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(xx)Compliance with Environmental Laws. The Company, its subsidiaries and the VIE are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

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(yy) Compliance with Law, Constitutive Documents and Contracts. None of the Company, any of its Subsidiaries or the VIE is (a) in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning information collection and user privacy protection) or (b) in breach or violation of its respective constitutive documents, or (c) in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company, any of the Subsidiaries or the VIE, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, any of the Subsidiaries or the VIE, except in the cases of (a) and (c) above, where any such breach, violation or default would not have a Material Adverse Effect.

(zz) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(aaa) Representation of Officers. Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(bbb) IT Systems. The Company’s and its Subsidiaries’ and VIE’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries and the VIE as currently conducted, free and clear of all material bugs, errors, defects, malware and other corruptants. The Company and its Subsidiaries and the VIE have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries and the VIE are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ccc)Deposit Agreement. The entry into the Deposit Agreement has been duly authorized and, when the Deposit Agreement is executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, it will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of such ADRs evidencing the ADSs specified therein and in the Deposit Agreement. The Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

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(ddd) Dividends Distribution. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the Depositary and then passed on by the Depositary to the holders of the ADSs in United States dollars and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, any of its Subsidiaries or the VIE is currently prohibited, directly or indirectly, from (i) paying any dividends, or making any other distribution on its share capital, (ii) making or repaying any loans or advances to the Company or any other Subsidiaries or the VIE or (iii) transferring any of its property or assets to the Company, any other Subsidiaries or the VIE; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital of the Subsidiaries that are organized in the PRC may be converted into foreign currency and freely transferred out of the PRC under the current laws and regulations of the PRC.

(eee) No Undisclosed Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company, any of its Subsidiaries or the VIE on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Disclosure Package and the Prospectus.

(fff) VIE Agreements and Corporate Structure.

a) The description of the corporate structure of the Company and each of the agreements under the caption “Corporate History and Structure” in the Registration Statement, the Disclosure Package and the Prospectus by and among the Company’s Subsidiaries, the VIE, and the shareholders of such VIE, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”), is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading, and there is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and the VIE taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

b) Each party to any VIE Agreement has the power and authority to enter into and perform its obligations under such agreements and has taken all necessary corporate actions to authorize the execution, delivery and performance of, and has authorized, executed and delivered each such agreement. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each VIE Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms; no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except for the exercise of the call options, the filing and foreclosure of the pledge and those others explicitly set forth in the VIE Agreements as being subject to consent, approval, authorization, or order of, or filing or registration with, any person; and no consent, approval, authorization, order, filing or registration required for the performance of the obligations under any VIE Agreement that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable laws and regulations of the PRC currently in effect except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and neither the corporate structure nor the VIE Agreements violates, breaches, contravenes or otherwise conflicts with any applicable laws of the PRC currently in effect except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and the VIE or the shareholders of the VIE in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

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c) The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or, constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company, any of its Subsidiaries or the VIE pursuant to (i) the constitutional or organizational documents of the Company, any of its Subsidiaries or the VIE, (ii) any statute, rule, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or the VIE or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of its Subsidiaries or the VIE is a party or by which the Company, any of its Subsidiaries or the VIE is bound or to which any of the properties of the Company, any of its Subsidiaries or the VIE is subject, except, in the case of the foregoing clause (iii), for such breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

d) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIE through its rights to authorize the shareholders of the VIE to exercise their respective voting rights pursuant to the VIE Agreements.

(ggg) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, a holder of the Shares or ADSs and each underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and ADSs and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

SECTION 2. Firm ADSs; Additional ADSs.

(a) Purchase of Firm ADSs. Based on the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters the Firm ADSs at a purchase price (net of discounts) of $6.324 per Share. The Underwriters agree to purchase from the Company the Firm ADSs in such amounts as set forth opposite their respective names on Schedule A attached hereto and made a part hereof.

(b) Delivery of and Payment for Firm ADSs. Delivery of and payment for the Firm ADSs shall be made at 10:00 A.M., Eastern time, on the third (3rd) business day following the Applicable Time, or at such time as shall be agreed upon by the Representative and the Company, at a place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery of and payment for the Firm ADSs is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing the Firm ADSs, is referred to herein as the “Closing.” Payment for the Firm ADSs shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm ADSs (or if uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm ADSs shall be registered in such names and in such denominations as the Underwriters may request in writing at least two business days prior to the Closing Date. If certificated, the Company will permit the Underwriters to examine and package the Firm ADSs for delivery at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm ADSs except upon tender of payment by the Underwriters for all the Firm ADSs.

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(c) Additional ADSs. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to an additional 855,000 ADSs (the “Additional ADSs”), in each case solely for the purpose of covering over-allotments of such securities, if any. The Over-allotment Option is, at the Underwriters’ sole discretion, for Additional ADSs.

(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 2(c) hereof may be exercised by the Representative no later than 45 days after the Effective Date. The purchase price to be paid per Additional ADSs shall be equal to the price per Firm ADS in Section 2(a). The Underwriters shall not be under any obligation to purchase any Additional ADSs prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may only be exercised by a formal written notice signed by authorized signature of the Representative setting forth the number of Additional ADSs to be purchased and the date and time for delivery of and payment for the Additional ADSs (the “Exercise Notice”). Any oral notice or email notice to the Company from the Representative shall be confirmed by the Exercise Notice via overnight mail or facsimile or other electronic transmission. The date and time for delivery of and payment for the Additional ADSs (the “Option Closing Date”) shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriters, at the offices of the Representative’s counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriters. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional ADSs, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional ADSs specified in such notice and (ii) the Underwriters shall purchase that portion of the total number of Additional ADSs.

(e) Delivery and Payment of Additional ADSs. Payment for the Additional ADSs shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Additional ADSs (or through the facilities of DTC) for the account of the Underwriters. The Additional ADSs shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional ADSs except upon tender of payment by the Underwriters for applicable Additional ADSs. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm ADSs and Additional ADSs.

(f) Underwriting Discount. In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters underwriting discount which equals 7.0% of the gross proceeds of the Offering.

SECTION 3. Covenants of the Company.

The Company also covenants and agrees with each of the Underwriters as follows:

(a) Underwriter’s Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior consent, which shall not be unreasonably withheld, conditioned or delayed.

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(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use commercially reasonably efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(e) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

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(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the ADSs sold by it substantially in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the ADSs.

(i) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering, will be overseen by the audit committee of the Company’s board of directors in accordance with the rules of the Nasdaq Stock Market (“Nasdaq”).

(j) Exchange Listing. The ADSs have been duly authorized for listing on the Nasdaq Global Market, subject to official notice of issuance. The Company and the Representative irrevocably agree that the Offering will not be consummated if the ADSs are denied for listing by Nasdaq. Upon consummation of the Offering, the Company will be in material compliance with the provisions of the rules and regulations promulgated by Nasdaq and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof or the Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating and corporate governance committee of the Company’s board of directors, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the Company meets all requirements for listing on the Nasdaq Global Market.

(k) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental or regulatory agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, and issuance and sale of the ADSs, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the Offering, issuance and sale of the ADSs under the laws and regulations of such jurisdiction except such as have been obtained or made.

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(l) Future Reports to the Underwriters. For one year after the date of this Agreement, the Company will furnish, if not otherwise available on EDGAR, to the Representative pursuant to the addresses and contacts provided in Section 13 of this Agreement: (i) as soon as practicable after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, annual report on Form 20-F, interim financial statements using a Form 6-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its shares.

(m) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(n) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge, or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(o) Company Lock-Up.

a) The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing for a period of a hundred and eighty (180) days from the closing of the sales of the Offering (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any ADS, Ordinary Share or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, (ii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADS, Ordinary Shares or any such other securities, whether any such transaction described in clause (i), (ii)) or (iii) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement; (iv) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any ADS, Ordinary Share or such securities. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

b) The restrictions contained in Section 3(o)a) hereof shall not apply to: (i) the ADSs or the Shares to be sold hereunder, (ii) the issuance by the Company of ADSs or Ordinary Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (iii) the issuance by the Company, or the filing by the Company of a Registration Statement related thereto, of stock options or shares of the Company under any equity compensation plan of the Company and (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital.

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(p) Right of First Refusal. The Company hereby grants to the Representative the right of first refusal (the “Right of First Refusal”) to act as lead or joint investment banker, lead or joint book-runner and/or lead or joint placement agent, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), for the Company, or any successor to or any subsidiary of the Company for a period of twelve (12) months following the Closing Date; provided however, that the Right of First Refusal shall be contingent upon the written agreement by the Representative to participate in any Subject Transaction upon the same terms and conditions which are set forth in a bona fide offer received by the Company from a third party (the “Bona Fide Offer”). At any time within five (5) days after receipt of written notification of a Bona Fide Offer, the Representative may, by giving written notice to the Company, elect to exercise its Right of First Refusal. The failure of the Representative to give such notice within such 5-day period will be deemed an election not to exercise its Right of First Refusal. If the Representative declines to exercise its Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services.

(q) Compliance with the Deposit Agreement. The Company shall comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and any

Option Closing Date.

SECTION 4. Payment of Fees and Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay reasonable, actual and accountable costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation to, (i) all expenses incident to the issuance and delivery of the ADSs (including all printing and engraving costs, if any), (ii) all fees and expenses of the clearing firm, registrar and transfer agent of the ADSs, (iii) all necessary issue, transfer and other stamp taxes in connection with the Offering, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, and (vi) all filing fees, attorneys’ fees and expenses incurred by the Company, or the Representative, in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the ADSs for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Representative of such qualifications, registrations and exemptions, less any advances previously paid which as of the date hereof.

The Company will also pay the Representative’s accountable expenses in total up to two hundred thousand dollars ($200,000) including but not limited to, (A) fees of legal counsel incurred by the underwriters in connection with the Offering; (B) all third party due diligence include the cost of any background checks; (C) IPREO book-building and prospectus tracking software; (D) reasonable roadshow expenses; (E) preparation of bound volumes and Lucite cube mementos in such quantities as the underwriters including underwriter’s US & local counsel shall reasonably request, (F) background check consultant, and (G) necessary travel expenses connection with the Offering. To partially cover the Representative’s out-of-pocket expenses, the Company has advanced to the Representative approximately one hundred thousand dollars ($100,000). The advances will be returned to the Company to the extent such out-of-pocket expenses are not actually incurred or are less than the advances in accordance with FINRA Rule 5110(g)(4).

SECTION 5.No Deductions and Withholding from Payment. All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes, duties, or other amounts.

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SECTION 6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the ADSs as provided herein on the Closing Date or the Option Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date or the Option Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; (3) no objections from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement; and (4) each of the following additional conditions:

(a) Accountant’s Comfort Letter. On the date hereof, the Representative shall have received from the Accountant, a letter dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Representative, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date or the Option Closing Date, as applicable:

a) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

b) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date or the Option Closing Date, as applicable, in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change.

(d) Officers’ Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that, to the knowledge of such individual:

a) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

b) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the ADSs or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

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c) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company, the Subsidiaries and the VIE taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company, the Subsidiaries and the VIE taken as a whole, incurred by the Company, any Subsidiary or VIE, except obligations incurred in the ordinary course of business; (d) any material change in the share capital (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into ADSs of the Company) or outstanding indebtedness of the Company, any Subsidiary or VIE (except for the conversion of such indebtedness into ADSs of the Company); (e) any dividend or distribution of any kind declared, paid or made on ADSs of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company, any Subsidiary or VIE which has been sustained or will have been sustained which has a Material Adverse Effect.

(e) Officers’ Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer of the Company, dated such Closing Date, certifying: (i) that the Company’s memorandum and articles of association, as amended and restated, attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s board of directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iii) the good standing of the Company (including the VIE and its subsidiaries). The documents referred to in such certificate shall be attached to such certificate.

(f) Bring-down Comfort Letter. On the Closing Date and/or the Option Closing Date, the Representative shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date and/or the Option Closing Date.

(g) Lock-Up Agreement from Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement substantially in the form of Exhibit B hereto from each of the Company’s officers, directors and existing security holders of the Company’s ADS, Ordinary Shares or securities convertible into or exercisable for ADS or Ordinary Shares prior to the Offering listed on Schedule C hereto.

(h) Exchange Listing. The ADSs to be delivered on the Closing Date and/or the Option Closing Date shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(i) Legal Opinions. On the Closing Date and/or the Option Closing Date, the Representative shall have received

a) the opinion of Squire Patton Boggs (US) LLP, counsel to the Company, in form and substance reasonably satisfactory to the Representative including negative assurance language; and

b) the opinion of Jingtian & Gongcheng, PRC counsel to the Company, in form and substance reasonably satisfactory to the Representative.

c) the opinion of Conyers Dill & Pearman, Cayman counsel to the Company, in form and substance reasonably satisfactory to the Representative.

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The Underwriters shall rely on the opinions of Conyers Dill & Pearman, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation, validity of the ADSs and due authorization, execution, and delivery of the Agreement.

d) The opinion of Patterson Belknap Webb & Tyler LLP, counsel to the Depositary, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(j) Negative Assurance Letter of Counsel to the Underwriters. Robinson & Cole LLP, the counsel to the Underwriters, shall have furnished to the Representative its negative assurance letter, addressed to the Underwriters and dated the Closing Date and/or Option Closing Date, as the case may be, and the Company shall have furnished to such counsel such documents and information as such counsel may reasonably request to enable them to pass on such matter.

(k) Deposit Agreement. The Company and the Depositary shall have executed and delivered to the Representative the Deposit Agreement, and the Deposit Agreement shall be in full force and effect at the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the ADSs representing such Shares in accordance with the Deposit Agreement.

(l) Depositary Side Letter. The Company shall have entered into a side letter agreement with the Depositary, or a written agreement in other form (the “Depositary Side Letter”), instructing the Depositary, for a period of 180 days from the closing of the sales of the Offering, not to accept any deposit of any Ordinary Shares in the Company’s ADR facility or issue any new ADSs to any shareholder or any third party, unless the Company has consented to such deposit. The Company covenants that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-Up Period without the prior written consent of the Representative, except that no such prior written consent is required for deposit of any Shares or issuance of any new ADSs pursuant this Agreement.

(m) Certificate of the Depositary. On or before the Closing Date, the Representative shall have received a certificate of the Depositary, in form and substance satisfactory to the Representative, executed by one of its authorized officers with respect to the deposit with it of the ADSs against issuance of the ADSs to be delivered by the Company on or before the Closing Date, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(n) Additional Documents. On or before the Closing Date or the Option Closing Date, as applicable, the Representative and counsel for the Representative shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date or the Option Closing Date, as applicable, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 8 shall at all times be effective and shall survive such termination.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i)  the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

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SECTION 8. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Underwriters, their respective affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or in any other materials used in connection with the Offering made in reliance upon and in conformity with the Underwriter Information. The indemnification obligations under this Section 8(a) are not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company and the Company’s affiliates and each of their respective directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Underwriters) arising out (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 8(b), in no event shall any indemnity by the Underwriters under this Section 8(b) exceed the total discounts received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 8(b) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

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(c) Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8(a) or Section 8(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such separate counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 8 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 8 is a Company Indemnified Party. Subject to this Section 8(c), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than ninety (90) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least sixty (60) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d) but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations as determined in a final judgment by a court of competent jurisdiction. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any preliminary prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8(d), the Underwriters shall not be required to contribute any amount in excess of the total discounts received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person, guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 9. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Underwriters by written notice given to the Company if at any time (i) trading or quotation in the Company’s ADSs shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any U.S. federal authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Underwriters, is material and adverse and makes it impracticable to market the ADSs in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the ADSs. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any of the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Underwriters for only those reasonable, accountable and properly documented out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $190,000 in the aggregate, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters) and Section 8 shall at all times be effective and shall survive such termination.

26

SECTION 10. No Advisory or Fiduciary Responsibility. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the Offering. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the ADSs; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 11. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm ADSs, and if the Firm ADSs with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection

(b) below) exceed in the aggregate 10% of the number of Firm ADSs, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion to the total number of Default Securities then being purchased as the number of Firm ADSs set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm ADSs set forth opposite the names of the non-defaulting Underwriters; subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b) In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm ADSs, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 11, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 4, Section 8, Section 9, Section 11 and Section 12) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ counsel, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Default Securities.

SECTION 12. Representations and Indemnities to Survive Delivery; Third Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the ADSs sold hereunder and any termination of this Agreement.

27

SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, emailed or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

Prime Number Capital LLC

14 Myrtle Drive

Great Neck, NY 11021

Attn: Xiaoyan Jiang

Email: xj@pncps.com

With a copy (which shall not constitute notice) to:

Robinson & Cole, LLP

1055 Washington Blvd

Stamford, CT 06901

Attn: Arila Zhou, Esq.

Anna Jinhua Wang, Esq.

Email:   azhou@rc.com

awang@rc.com

Phone No.: 212-451-2908

If to the Company:

Xiao-I Corporation

7th Floor, Building 398, No. 1555 West

Jinshajiang Rd

Shanghai, China 201803

Attn: Chao Xu

Email: Chao.xu@xiaoi.com

With a copy (which shall not constitute notice) to:

Squire Patton Boggs (US) LLP

475 Sansome Street, 16th Floor

San Francisco, California 94111

Attn: Charlotte Westfall, Esq.

Fred A. Summer, Esq.

Email:   charlotte.westfall@squirepb.com

fred.summer@squirepb.com

Phone No.: 415-954-0200

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Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the ADSs as such merely by reason of such purchase.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law; Submission to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

Any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (each, a “New York Court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in the Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Underwriters agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor as determined in a final judgment by a court of competent jurisdiction. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. Enforceability of Judgment. The Company agrees that any final judgment against the Company for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced, without re-examination or review of the merits of the underlying dispute by the courts of the Cayman Islands or the PRC, or the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands or the courts of the PRC, provided that (i) with respect to courts of the Cayman Islands (a) such New York Court had proper jurisdiction over the parties subject to such judgment; (b) such judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) such judgment is not in respect of taxes, a fine or a penalty; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. (E) PRC has international treaties or the principle of reciprocity providing for the reciprocal recognition and enforcement of judgments of such New York courts and such judgment has been reviewed by the courts of the PRC pursuant to such treaties or the principle of reciprocity, and (F) such judgment is a final and legally effective judgment rendered by the New York Court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to natural justice of the public policy of the Cayman Islands or the PRC.

29

SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the Offering. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the ADSs and payment for them as contemplated hereby and (iii) termination of this Agreement.

[Signature Page Follows]

30

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

XIAO-I CORPORATION

By:	/s/ Hui Yuan
	Name:	Hui Yuan
	Title:	Chief Executive Officer and Chairman

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

For itself and on behalf of the several

Underwriters listed on Schedule A hereto

PRIME NUMBER CAPITAL LLC

By:	/s/ Xiaoyan Jiang
	Name:	Xiaoyan Jiang
	Title:	Chairwoman

31

SCHEDULE A

Underwriter	Number of Firm ADSs
Prime Number Capital LLC	1,470,588
Guotai Junan Securities (Hong Kong) Limited	779,412
SBI China Capital Financial Services Limited	3,155,882
AC Sunshine Securities LLC	294,118
Total	5,700,000

32

SCHEDULE B

Pricing Information

Number of Firm ADSs: 5,700,000

Number of Additional ADSs: 855,000

Public Offering Price per Firm ADS: $6.8

Public Offering Price per Additional ADS: $6.8

Underwriting Discount per one Firm ADS: 7.0% per Firm ADS (or $0.476 per share)

Underwriting Discount per one Additional ADS: 7.0% per Additional ADS (or $0.476 per share)

Proceeds to Company per one Firm ADS (before expenses): $6.324

Proceeds to Company per one Additional ADS (before expenses): $6.324

33

SCHEDULE C

Lock-Up Parties

Officers and Directors

No.	Name

1.	Hui Yuan

2.	Wei Weng

3.	Wenjing Che

4.	Xiaomei Wu

5.	Jun Xu

6.	Zhong Lin

7.	H. David Sherman

Existing Shareholders

No.	Name

1.	AI Smart Holding Limited

2.	ZunTian Holding Limited

3.	PP Smart Holding Limited

4.	River Hill China Fund L.P.

5.	GRAND GLORY (HONG KONG) CORPORATION LIMITED

6.	上海同隽企业管理咨询合伙企业（有限合伙）/Shanghai Tongjun Enterprise Management Consulting Partnership (Limited Partnership)

7.	青岛光控低碳新能股权投资有限公司/Qingdao CEL Low Carbon New Energy Equity Investment Limited

8.	北京蓝色光标数据科技股份有限公司/Bluefocus Intelligent Communications Group Co., Ltd.

9.	iTeam Holding Limited

10.	上海毓隽企业管理合伙企业（有限合伙）/Yujun Limited

11.	通鼎互联信息股份有限公司/TONGDING INTERCONNECTION INFORMATION CO., LTD.

12.	置瀚（上海）投资中心（有限合伙）/Zhihan (Shanghai) Investment Center (Limited Partnership)

13.	嘉兴道同创智壹期投资合伙企业（有限合伙） /Jiaxing Daotong ChuangZhi Investment Partnership (Limited Partnership)

14.	AA Smart Holding Limited

15.	杭州天堂硅谷嘉富一号股权投资合伙企业（有限合伙）/Hangzhou Paradise Silicon Valley Jiafu No. 1 Equity Investment Partnership (Limited Partnership)

16.	上海赛犇企业管理咨询合伙企业（有限合伙） /Shanghai Saiben Enterprise Management Consulting Partnership (Limited Partnership)

17.	上海聚连投资咨询有限公司/Shanghai Julian Investment Consulting Co., Ltd.

18.	East Investment Limited

19.	上海中汇金陆创业投资合伙企业（有限合伙） /Shanghai Zhonghui Jinlu Venture Capital Partnership (Limited Partnership)

34

20.	上海霁鼎企业管理咨询合伙企业（有限合伙） /Shanghai Jiding Enterprise Management Consulting Partnership (Limited Partnership)

21.	华创（福建）股权投资企业（有限合伙）/CDIB Private Equity (Fujian) Enterprise (Limited Partnership)

22.	Sichuan Tiankang Gas Technology Holding Limited

23.	上海德存企业管理中心（有限合伙）/Shanghai Decun Enterprise Management Center (Limited Partnership)

24.	杭州嘉富天堂硅谷二号股权投资合伙企业（有限合伙）/Hangzhou Jiafu Paradise Silicon Valley No. 2 Equity Investment Partnership (Limited Partnership)

25.	上海翀富企业管理咨询合伙企业（有限合伙） /Shanghai Chongfu Enterprise Management Consulting Partnership (Limited Partnership)

26.	上海璞科投资管理中心（有限合伙）/Shanghai Science Investment Limited Partnership

27.	Xinghao Holding Limited

28.	万信发展有限公司/Million Hope Development Corporation

29.	PreIPO Capital Partners Limited

30.	Jiuyuequan Holding Limited

31.	宁波燕园首科德鑫投资合伙企业（有限合伙） /Ningbo Yanyuan Shouke Dexin Investment Limited Partnership

32.	上海霁轩企业管理咨询合伙企业（有限合伙） /Shanghai Jixuan Enterprise Management Consulting Partnership (Limited Partnership)

33.	上海乐雍创业投资中心（有限合伙）/Shanghai Leyong Venture Capital Center (Limited Partnership)

34.	U Cell Holding Limited

35.	Wehold Holding Limited

36.	Hesen Holding Limited

37.	DONGYI Holding Limited

38.	Sanxian Holding Limited

39.	Leanauto Holding limited

40.	Hydrangea Holding Limited

41.	Hanying Holding Limited

42.	Lizehao Holding Limited

43.	JiangNing Holding Limited

44.	Xuyue Holding Limited

45.	Sunyin Holding Limited

46.	Zhuxiangyang Holding Limited

47.	Yuaifen Holding Limited

48.	Mengjie Holding Limited

49.	Libing Holding Limited

50.	ZCC Holding Limited

51.	HanPing Holding Limited

52.	Ronghong Capital Holding Limited

53.	Jinlian Holding Limited

54.	Shixinlong Holding Limited

55.	Molly Holding Limited

35

SCHEDULE D

SUBSIDIARIES AND VARIABLE INTEREST ENTITY OF THE REGISTRANT

Company’s Subsidiaries	Place of Incorporation
AI PLUS HOLDING LIMITED	BVI
Xiao-i Technology Limited	Hong Kong
Zhizhen Artificial Intelligent Technology (Shanghai) Co. Ltd.	PRC

VIE and its subsidiaries	Place of Incorporation
Shanghai Xiao-i Robot Technology Co., Ltd.	PRC
Xiaoi Robot Technology (H.K) Limited.	Hong Kong
Guizhou Xiao-i Robot Technology Co., Ltd	PRC
Shanghai Fengai Network Technology Co., Ltd.	PRC
Shanghai Ruixiang Investment Management Co., Ltd.	PRC
Shenzhen Xiao-I Robot Technology Co., Ltd.	PRC
Nanjing Xiao-I Zhizhen Network Technology Co., Ltd.	PRC
Shanghai Xiao-i Robot Technology Co., Ltd. (Beijing Office)	PRC
Shanghai Xiao-i Robot Technology Co., Ltd. (Guangzhou Branch)	PRC
Shanghai Zhizhen Xinhong Network Technology Co., Ltd.	PRC
Shanghai Feirong Enterprise Management Partnership (Limited Partnership)	PRC
Shanghai Xiangyin Enterprise Management Partnership (Limited Partnership)	PRC
Shanghai Ruijia Network Technology Co., Ltd.	PRC

36

SCHEDULE E

Written Testing-the-Waters Communications

None.

37

EXHIBIT A

Form of Deposit Agreement

DEPOSIT AGREEMENT

by and among

XIAO-I CORPORATION,

and

CITIBANK, N.A.,

as Depositary,

and

ALL HOLDERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY SHARES
ISSUED HEREUNDER

Dated as of [●], 2023

i

ii

iii

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of [•], 2023, by and among (i) Xiao-I Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and its successors (the “Company”), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America (“Citibank”) acting in its capacity as depositary, and any successor depositary hereunder (Citibank in such capacity, the “Depositary”), and (iii) all Holders and Beneficial Owners of American Depositary Shares issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H  T H A T:

WHEREAS, the Company desires to establish with the Depositary an ADR facility to provide for the deposit of the Shares (as hereinafter defined) and the creation of American Depositary Shares representing the Shares so deposited and for the execution and Delivery (as hereinafter defined) of American Depositary Receipts (as hereinafter defined) evidencing such American Depositary Shares; and

WHEREAS, the Depositary is willing to act as the Depositary for such ADR facility upon the terms set forth in the Deposit Agreement (as hereinafter defined); and

WHEREAS, any American Depositary Receipts issued pursuant to the terms of the Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in the Deposit Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

Section 1.1 “ADS Record Date” shall have the meaning given to such term in Section 4.9.

Section 1.2 “Affiliate” shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

Section 1.3 “American Depositary Receipt(s)”, “ADR(s)” and “Receipt(s)” shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement in the form of Certificated ADS(s) (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of the Deposit Agreement. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a “Balance Certificate.”

Section 1.4 “American Depositary Share(s)” and “ADS(s)” shall mean the rights and interests in the Deposited Property (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the ADR(s) issued to evidence such ADSs. ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s) (as hereinafter defined), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.13. Unless otherwise specified in the Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the number of Shares specified in the form of ADR attached hereto as Exhibit A (as amended from time to time) that are on deposit with the Depositary and/or the Custodian, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS). In addition, the ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement (which may give rise to Depositary fees).

Section 1.5 “Articles of Association” shall mean the memorandum and articles of association of the Company, and any other constitutional documents of the Company, as amended or restated and in effect from time to time.

Section 1.6 “Beneficial Owner” shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. Notwithstanding anything else contained in the Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Holders and Beneficial Owners of the corresponding ADSs. The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Holders and Beneficial Owners of ADSs. The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property. The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Holders of such ADSs, by the Holders of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Holders and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name. The manner in which a Beneficial Owner holds ADSs (e.g., in a brokerage account vs. as registered holder) may affect the rights and obligations of, the manner in which, and the extent to which, services are made available to, Beneficial Owners pursuant to the terms of the Deposit Agreement.

Section 1.7 “Certificated ADS(s)” shall have the meaning set forth in Section 2.13.

Section 1.8 “Citibank” shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, and its successors.

Section 1.9 “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

Section 1.10 “Company” shall mean Xiao-I Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and its successors.

Section 1.11 “Custodian” shall mean (i) as of the date hereof, Citibank, N.A. – Hong Kong, having its principal office at 9/F Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong, as the custodian of Deposited Property for the purposes of the Deposit Agreement, (ii) Citibank, N.A., acting as custodian of Deposited Property pursuant to the Deposit Agreement, and (iii) any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder. The term “Custodian” shall mean any Custodian individually or all Custodians collectively, as the context requires.

Section 1.12 “Deliver” and “Delivery” shall mean (x) when used in respect of Shares and other Deposited Securities, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the book-entry transfer and recordation of such securities on the books of the Share Registrar (as hereinafter defined) or in the applicable book-entry settlement system, if available, and (y) when used in respect of ADSs, either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible.

Section 1.13 “Deposit Agreement” shall mean this Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented from time to time in accordance with the terms of the Deposit Agreement.

Section 1.14 “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the Deposit Agreement, and any successor depositary hereunder.

Section 1.15 “Deposited Property” shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADSs under the terms of the Deposit Agreement, subject, in the case of cash, to the provisions of Section 4.8. All Deposited Property shall be held by the Custodian, the Depositary and their respective nominees for the benefit of the Holders and Beneficial Owners of the ADSs representing the Deposited Property. The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.

Section 1.16 “Deposited Securities” shall mean the Shares and any other securities held on deposit by the Custodian from time to time in respect of the ADSs under the Deposit Agreement and constituting Deposited Property.

Section 1.17 “Dollars” and “$” shall refer to the lawful currency of the United States.

Section 1.18 “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

Section 1.19 “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting. A DTC Participant, upon acceptance in any one of its DTC accounts of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall (notwithstanding any explicit or implicit disclosure that it may be acting on behalf of another party) be deemed for all purposes to be a party to, and bound by, the terms of the Deposit Agreement and the applicable ADR(s) to the same extent as, and as if the DTC Participant were, the Holder of such ADSs.

Section 1.20 “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

Section 1.21 “Foreign Currency” shall mean any currency other than Dollars.

Section 1.22 “Full Entitlement ADR(s)”, “Full Entitlement ADS(s)” and “Full Entitlement Share(s)” shall have the respective meanings set forth in Section 2.12.

Section 1.23 “Holder(s)” shall mean the person(s) in whose name the ADSs are registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. The manner in which a Holder holds ADSs (e.g., in certificated vs. uncertificated form) may affect the rights and obligations of, and the manner in which, and the extent to which, the services are made available to, Holders pursuant to the terms of the Deposit Agreement.

Section 1.24 “Partial Entitlement ADR(s)”, “Partial Entitlement ADS(s)” and “Partial Entitlement Share(s)” shall have the respective meanings set forth in Section 2.12.

Section 1.25 “Principal Office” shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

Section 1.26 “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of ADSs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to the Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

Section 1.27 “Restricted Securities” shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, the Cayman Islands, or under a shareholder agreement or the Articles of Association of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

Section 1.28 “Restricted ADR(s)”, “Restricted ADS(s)” and “Restricted Shares” shall have the respective meanings set forth in Section 2.14.

Section 1.29 “Securities Act” shall mean the United States Securities Act of 1933, as amended from time to time.

Section 1.30 “Share Registrar” shall mean ICS Corporate Services (Cayman) Limited or any other institution organized under the laws of the Cayman Islands appointed by the Company from time to time to carry out the duties of registrar for the Shares, and any successor thereto.

Section 1.31 “Shares” shall mean the Company’s ordinary shares, par value US$0.00005 per share, validly issued and outstanding and fully paid and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, reclassification, exchange, conversion or any other event described in Section 4.11 in respect of the Shares of the Company, the term “Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such event.

Section 1.32 “Uncertificated ADS(s)” shall have the meaning set forth in Section 2.13.

Section 1.33 “United States” and “U.S.” shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

ARTICLE II

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;

DEPOSIT OF SHARES; EXECUTION AND

DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

Section 2.1 Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Property and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the applicable ADRs. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary as its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Section 2.2 Form and Transferability of ADSs.

(a) Form. Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. ADRs may be issued under the Deposit Agreement in denominations of any whole number of ADSs. The ADRs shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law. ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs. No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the Delivery of such ADR by the Depositary. The ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs outstanding hereunder.

(b) Legends. The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement as may be (i) necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) required by any book-entry system in which the ADSs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

(c) Title. Subject to the limitations contained herein and in the ADR, title to an ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or any ADR to any holder or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(d) Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. All ADSs held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”). As such, the nominee for DTC will be the only “Holder” of all ADSs held through DTC. Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more ADR(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants). Any distributions made, and any notices given, by the Depositary to DTC under the terms of the Deposit Agreement shall (unless otherwise specified by the Depositary) satisfy the Depositary’s obligations under the Deposit Agreement to make such distributions, and give such notices, in respect of the ADSs held in DTC (including, for avoidance of doubt, to the DTC Participants holding the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs).

Section 2.3 Deposit of Shares. Subject to the terms and conditions of the Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7) at any time, whether or not the transfer books of the Company or the Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian. Every deposit of Shares shall be accompanied by the following: (A) (i) in the case of Shares represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Shares represented by certificates in bearer form, the requisite coupons and talons pertaining thereto, and (iii) in the case of Shares delivered by book-entry transfer and recordation, confirmation of such book-entry transfer and recordation in the books of the Share Registrar or of the applicable book-entry settlement entity, as applicable, to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred and recorded, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Shares so deposited, (D) evidence satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in the Cayman Islands, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.

Without limiting any other provision of the Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities (except as contemplated by Section 2.14) nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS to Shares ratio would give rise to fractional ADSs. No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the Cayman Islands and any necessary approval has been granted by any applicable governmental body in the Cayman Islands, if any. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement (A) any Shares or other securities required to be registered under the provisions of the Securities Act, unless (i) a registration statement is in effect as to such Shares or other securities or (ii) the deposit is made upon terms contemplated in Section 2.14, or (B) any Shares or other securities the deposit of which would violate any provisions of the Articles of Association. For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to the Deposit Agreement and shall not be required to make any further investigation. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

Section 2.4 Registration and Safekeeping of Deposited Securities. The Depositary shall instruct the Custodian upon each Delivery of registered Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such Shares, together with the appropriate instrument(s) of transfer or endorsement, duly stamped, to the Share Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either. Deposited Securities shall be held by the Depositary, or by a Custodian for the account and to the order of the Depositary or a nominee of the Depositary, in each case, on behalf of the Holders and Beneficial Owners, at such place(s) as the Depositary or the Custodian shall determine. Notwithstanding anything else contained in the Deposit Agreement, any ADR(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities. Notwithstanding the foregoing, the Depositary, the Custodian and the applicable nominee shall at all times be entitled to exercise the beneficial ownership rights in all Deposited Property, in each case only on behalf of the Holders and Beneficial Owners of the ADSs representing the Deposited Property, upon the terms set forth in the Deposit Agreement and, if applicable, the ADR(s) representing the ADSs. The Depositary, the Custodian and their respective nominees shall for all purposes be deemed to have all requisite power and authority to act in respect of Deposited Property on behalf of the Holders and Beneficial Owners of ADSs representing the Deposited Property, and upon making payments to, or acting upon instructions from, or information provided by, the Depositary, the Custodian or their respective nominees all persons shall be authorized to rely upon such power and authority.

Section 2.5 Issuance of ADSs. The Depositary has made arrangements with the Custodian for the Custodian to confirm to the Depositary upon receipt of a deposit of Shares (i) that a deposit of Shares has been made pursuant to Section 2.3, (ii) that such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders’ register maintained by or on behalf of the Company by the Share Registrar or on the books of the applicable book-entry settlement entity, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if applicable, shall execute and deliver at its Principal Office ADR(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) is/are entitled, but, in each case, only upon payment to the Depositary of the charges of the Depositary for accepting a deposit of Shares and issuing ADSs (as set forth in Section 5.9 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADS(s). The Depositary shall only issue ADSs in whole numbers and deliver, if applicable, ADR(s) evidencing whole numbers of ADSs.

Section 2.6 Transfer, Combination and Split-up of ADRs.

(a) Transfer. The Registrar shall register the transfer of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered ADRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered ADRs have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(b) Combination & Split-Up. The Registrar shall register the split-up or combination of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

Section 2.7 Surrender of ADSs and Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B) have been paid, subject, however, in each case, to the terms and conditions of the ADRs evidencing the surrendered ADSs, of the Deposit Agreement, of the Articles of Association, and of any applicable laws and the rules of the applicable book-entry settlement entity, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the ADRs evidencing the ADSs so canceled, of the Articles of Association, of any applicable laws and of the rules of the applicable book-entry settlement entity, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Section 2.8 Limitations on Execution and Delivery, Transfer, etc. of ADSs; Suspension of Delivery, Transfer, etc.

(a) Additional Requirements. As a condition precedent to the execution and Delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADS, the delivery of any distribution thereon, or the withdrawal of any Deposited Property, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and Delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of the representative ADR, if applicable, the Deposit Agreement and applicable law.

(b) Additional Limitations. The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfers of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or regulation, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of the Deposit Agreement or the representative ADR(s), if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8(a).

(c) Regulatory Restrictions. Notwithstanding any provision of the Deposit Agreement or any ADR(s) to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities associated herewith at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

Section 2.9 Lost ADRs, etc. In case any ADR shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new ADR of like tenor at the expense of the Holder (a) in the case of a mutilated ADR, in exchange of and substitution for such mutilated ADR upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen ADR, in lieu of and in substitution for such destroyed, lost, or stolen ADR, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the ADR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such ADR, the authenticity thereof and the Holder’s ownership thereof.

Section 2.10 Cancellation and Destruction of Surrendered ADRs; Maintenance of Records. All ADRs surrendered to the Depositary shall be canceled by the Depositary. Canceled ADRs shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable against the Depositary for any purpose. The Depositary is authorized to destroy ADRs so canceled, provided the Depositary maintains a record of all destroyed ADRs. Any ADSs held in book-entry form (e.g., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

Section 2.11 Escheatment. In the event any unclaimed property relating to the ADSs, for any reason, is in the possession of the Depositary and has not been claimed by the Holder thereof or cannot be delivered to the Holder thereof through usual channels, the Depositary shall, upon expiration of any applicable statutory period relating to abandoned property laws, escheat such unclaimed property to the relevant authorities in accordance with the laws of each of the relevant States of the United States.

Section 2.12 Partial Entitlement ADSs. In the event any Shares are deposited which (i) entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit or (ii) are not fully fungible (including, without limitation, as to settlement or trading) with the Shares then on deposit (the Shares then on deposit collectively, “Full Entitlement Shares” and the Shares with different entitlement, “Partial Entitlement Shares”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of the Deposit Agreement, issue ADSs representing Partial Entitlement Shares which are separate and distinct from the ADSs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) and, if applicable, by issuing ADRs evidencing such ADSs with applicable notations thereon (“Partial Entitlement ADSs/ADRs” and “Full Entitlement ADSs/ADRs”, respectively). If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs, (b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full Entitlement ADRs and ADSs on the other. Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to the entitlements of Partial Entitlement Shares. Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Shares. All provisions and conditions of the Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section 2.12. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on ADRs) to give effect to the terms of this Section 2.12. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.

Section 2.13 Certificated/Uncertificated ADSs. Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by ADR(s), the “Certificated ADS(s)”). When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to (x) applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs, and (y) the continued availability of Certificated ADSs in the U.S. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Property represented by such Holders’ Uncertificated ADSs under the terms of Section 6.2. When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.2, 4.3, 4.4, 4.5 and 4.11, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.13. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.13. Any references in the Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.13 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.13) and (b) the terms of this Section 2.13, the terms and conditions set forth in this Section 2.13 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

Section 2.14 Restricted ADSs. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Securities in the form of ADSs issued under the terms hereof (such Shares, “Restricted Shares”). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing the right to receive, subject to the terms of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), such deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the ADRs evidencing such Restricted ADSs, the “Restricted ADRs”). Notwithstanding anything contained in this Section 2.14, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted ADSs in uncertificated form (“Uncertificated Restricted ADSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate. The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Shares and the Holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and Restricted ADSs or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs (if the Restricted ADSs are to be issued as Certificated ADSs), or to be included in the statements issued from time to time to Holders of Uncertificated ADSs (if issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC (unless (x) otherwise agreed by the Company and the Depositary, (y) the inclusion of Restricted ADSs is acceptable to the applicable clearing system, and (z) the terms of such inclusion are generally accepted by the Commission for Restricted Securities of that type), and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and (ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADSs presented, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, are transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted ADSs presented for transfer. Except as set forth in this Section 2.14 and except as required by applicable law, the Restricted ADSs and the Restricted ADRs evidencing Restricted ADSs shall be treated as ADSs and ADRs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.14) and (b) the terms of (i) this Section 2.14 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.14 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If the Restricted ADRs, the Restricted ADSs and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under this Section 2.14 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, and (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.14 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for inclusion in the applicable book-entry settlement systems.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS

AND BENEFICIAL OWNERS OF ADSs

Section 3.1 Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Property, compliance with applicable laws, the terms of the Deposit Agreement or the ADR(s) evidencing the ADSs and the provisions of, or governing, the Deposited Property, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and the applicable ADR(s). The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8(a), the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval or copies of written representations and warranties which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

Section 3.2 Liability for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or ADRs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Holder and/or Beneficial Owner, and may sell for the account of a Holder and/or Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Holders or Beneficial Owners in respect of the ADSs, Deposited Property and ADRs, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to Section 7.8(a)) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, directors, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADSs held by such Holder and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADSs, and (iii) any transaction entered into by such Holder and/or Beneficial Owner in respect of the ADSs and/or the Deposited Property represented thereby. Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADR, the obligations of Holders and Beneficial Owners under this Section 3.2 shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

Section 3.3 Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Section 3.4 Compliance with Information Requests. Notwithstanding any other provision of the Deposit Agreement or any ADR(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed or the Articles of Association, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Section 3.5 Ownership Restrictions. Notwithstanding any other provision contained in the Deposit Agreement or any ADR(s) to the contrary, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Association. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association. Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in this Section 3.5.

Section 3.6 Reporting Obligations and Regulatory Approvals. Applicable laws and regulations may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and Beneficial Owners of ADSs are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Holder and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

ARTICLE IV

THE DEPOSITED SECURITIES

Section 4.1 Cash Distributions. Whenever the Company intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9. Upon confirmation of the receipt of (x) any cash dividend or other cash distribution on any Deposited Property (whether from the Company or otherwise), or (y) proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms hereof, the Depositary will (i) if any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (subject to the terms and conditions of Section 4.8), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.9, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges set forth in the Fee Schedule attached hereto as Exhibit B, and (b) applicable taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.1, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.1, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.1 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.2 Distribution in Shares. Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice from the Company, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9. Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.9, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1. In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under Section 5.7, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.2, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.2, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.2 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.3 Elective Distributions in Cash or Shares. Whenever the Company intends to make a distribution payable at the election of the holders of Deposited Securities in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective distribution and whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7. If the above conditions are not satisfied or if the Company requests such elective distribution not to be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date on the terms described in Section 4.9 and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the Cayman Islands in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date on the terms described in Section 4.9 and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.3, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.3, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.3 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.4 Distribution of Rights to Purchase Additional ADSs.

(a) Distribution to ADS Holders. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall establish the ADS Record Date (upon the terms described in Section 4.9) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

(b) Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7, or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

(c) Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be liable for (i) any failure to accurately determine whether it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Section 4.5 Distributions Other Than Cash, Shares or Rights to Purchase Shares.

(a) Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution to be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

(b) Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c) If (i) the Company does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

(d) Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in this Section 4.5 available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

Section 4.6 Distributions with Respect to Deposited Securities in Bearer Form. Subject to the terms of this Article IV, distributions in respect of Deposited Securities that are held by the Depositary or the Custodian in bearer form shall be made to the Depositary for the account of the respective Holders of ADS(s) with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

Section 4.7 Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7, and only if the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of Section 4.8 and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for in this Section 4.7, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.7, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.7 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.8 Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of Deposited Property, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of the fees and charges set forth in the Fee Schedule attached hereto as Exhibit B, and applicable taxes withheld) in accordance with the terms of the applicable sections of the Deposit Agreement. The Depositary and/or its agent (which may be a division, branch or Affiliate of the Depositary) may act as principal for any conversion of Foreign Currency. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable, or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

Section 4.9 Fixing of ADS Record Date. Whenever (a) the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights, or other distribution), (b) for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, (c) the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or (d) the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix the record date (the “ADS Record Date”) for the determination of the Holders of ADS(s) who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as practicable to the applicable record date for the Deposited Securities (if any) set by the Company in the Cayman Islands and shall not announce the establishment of any ADS Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law and the provisions of Section 4.1 through 4.8 and to the other terms and conditions of the Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

Section 4.10 Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.9. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Articles of Association and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given or deemed to have been given in accordance with this Section 4.10 if no instructions are received prior to the deadline for such purposes to the Depositary to give a discretionary proxy to a person designated by the Company. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to timely request that the Depositary distribute the information as provided for in this Section 4.10, the Depositary agrees, following receipt of notice of the applicable meeting or solicitation of consents or proxies and, if the Depositary requests, reasonable and prompt consultation between the Company and the Depositary, to use commercially reasonable efforts to perform the actions contemplated in this Section 4.10, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.10 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, if required, as provided herein.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

The Depositary has been advised by the Company that under the Articles of Association as in effect on the date of the Deposit Agreement, voting at any meeting of shareholders of the Company is by show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded. The Depositary will not join in demanding a poll, whether or not requested to do so by Holders of ADSs. Under the Articles of Association as in effect on the date of the Deposit Agreement, a poll may be demanded by (a) the chairman of the meeting, (b) at least three shareholders present in person or by proxy or (c) any shareholder present in person or by proxy together representing not less than one-tenth of the total voting rights having the right to vote on the resolution.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, Articles of Association and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs as follows: (a) in the event voting takes place at a shareholders’ meeting by a show of hands, the Depositary will instruct the Custodian to vote all Deposited Securities in accordance with the voting instructions received timely from a majority of Holders of ADSs who provided voting instructions, and (b) in the event voting takes place at a shareholders’ meeting by poll, the Depositary will instruct the Custodian to vote the Deposited Securities in accordance with the voting instructions timely received from the Holders of ADSs. If voting is by poll and if the Depositary does not receive voting instructions from a Holder as of the ADS Record Date on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities; provided, however, that no such discretionary proxy shall be given by the Depositary with respect to any matter to be voted upon as to which the Company informs the Depositary that (a) the Company does not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of Deposited Securities may be adversely affected.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except (a) in the case voting is by show of hands, in which case the Depositary will instruct the Custodian to vote all Deposited Securities in accordance with the voting instructions received from a majority of Holders of ADSs who provided timely voting instructions, and (b) as otherwise contemplated in this Section 4.10). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders.

Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

Section 4.11 Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of, or replacement of, or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Deposit Agreement, and the ADSs shall, subject to the provisions of the Deposit Agreement, any ADR(s) evidencing such ADSs and applicable law, represent the right to receive such additional or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADRs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

Section 4.12 Available Information. The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549.

Section 4.13 Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

Section 4.14 List of Holders. Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs of all Holders.

Section 4.15 Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Property under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Property. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law. The Depositary and the Company shall have no obligation or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach the relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefits of any tax treatment. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (e.g., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1 Maintenance of Office and Transfer Books by the Registrar. Until termination of the Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the issuance and delivery of ADSs, the acceptance for surrender of ADS(s) for the purpose of withdrawal of Deposited Securities, the registration of issuances, cancellations, transfers, combinations and split-ups of ADS(s) and, if applicable, to countersign ADRs evidencing the ADSs so issued, transferred, combined or split-up, in each case in accordance with the provisions of the Deposit Agreement.

The Registrar shall keep books for the registration of ADSs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADSs.

The Registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.8(a).

If any ADSs are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of issuances, cancellations, transfers, combinations and split-ups of ADSs and, if applicable, to countersign ADRs evidencing the ADSs so issued, transferred, combined or split-up, in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

Section 5.2 Exoneration. Notwithstanding anything contained in the Deposit Agreement or any ADR, neither the Depositary nor the Company shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the Deposit Agreement or incur any liability (to the extent not limited by Section 7.8(b)) (i) if the Depositary, the Custodian, the Company or their respective agents shall be prevented or forbidden from, hindered or delayed in, doing or performing any act or thing required or contemplated by the terms of the Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of potential criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association or any provision of or governing any Deposited Securities, or by reason of any act of God or other event or circumstance beyond its control (including, without limitation, fire, flood, earthquake, tornado, hurricane, tsunami, explosion, or other natural disaster, nationalization, expropriation, currency restriction, work stoppage, strikes, civil unrest, act of war (whether declared or not) or terrorism, revolution, rebellion, embargo, computer failure, failure of public infrastructure (including communication or utility failure), failure of common carriers, nuclear, cyber or biochemical incident, any pandemic, epidemic or other prevalent disease or illness with an actual or probable threat to human life, any quarantine order or travel restriction imposed by a governmental authority or other competent public health authority, or the failure or unavailability of the United States Federal Reserve Bank (or other central banking system) or DTC (or other clearing system)), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Association or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs, (v) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADSs, or (vi) for any consequential or punitive damages (including lost profits) for any breach of the terms of the Deposit Agreement.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Section 5.3 Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or any ADRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement or the applicable ADRs without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any tax consequences that may result from the ownership of ADSs, Shares or other Deposited Property, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 120th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), (ii) duly assign, transfer and deliver all of the Depositary’s right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders.

Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5 The Custodian. The Depositary has initially appointed Citibank, N.A. – Hong Kong as Custodian for the purpose of the Deposit Agreement. The Custodian or its successors in acting hereunder shall be authorized to act as custodian in the Cayman Islands and shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Property for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Property and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian. The Depositary shall require such resigning or discharged Custodian to Deliver, or cause the Delivery of, the Deposited Property held by it, together with all such records maintained by it as Custodian with respect to such Deposited Property as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Deposited Property, or discharge the Custodian with respect to any Deposited Property and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Property. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of ADSs, each other Custodian and the Company.

Citibank may at any time act as Custodian of the Deposited Property pursuant to the Deposit Agreement, in which case any reference to Custodian shall mean Citibank solely in its capacity as Custodian pursuant to the Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement or any ADR to the contrary, the Depositary shall not be obligated to give notice to the Company, any Holders of ADSs or any other Custodian of its acting as Custodian pursuant to the Deposit Agreement.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Property without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

Section 5.6 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Association that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary, to the extent an English language version of such document is not available on the Company’s website or is not otherwise publicly available, (a) an English language version of the other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities and (b) the English language versions of the Company’s annual and semi-annual reports prepared in accordance with the applicable requirements of the Commission. The Depositary shall arrange, at the request of the Company and at the Company’s expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. The Company has made available to the Depositary and the Custodian a copy of the Articles of Association along with the provisions of or governing the Shares and any other Deposited Securities issued by the Company in connection with such Shares, and promptly upon any amendment thereto or change therein, the Company shall notify the Depositary and the Custodian of such amendment or change and make available to the Depositary and the Custodian a copy of such amendment thereto or change therein to the extent such amendment or change is not available on the Company’s website or is not otherwise publicly available. The Depositary may rely upon such copy for all purposes of the Deposit Agreement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the ADSs at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.

Section 5.7 Issuance of Additional Shares, ADSs etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance or assumption of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, (viii) any assumption, reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, or (ix) a distribution of securities other than Shares, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.). In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether such transaction (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of Cayman Islands counsel (reasonably satisfactory to the Depositary) stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of the Cayman Islands and (2) all requisite regulatory consents and approvals have been obtained in the Cayman Islands; provided, however, that the Depositary may waive the requirement of such opinion in the event of an issuance of Shares as a bonus or compensation, share split or other similar event. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in the Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities or distribute securities other than Shares, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).

Notwithstanding anything else contained in the Deposit Agreement, nothing in the Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

Section 5.8 Indemnification. The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary under the terms hereof due to the negligence or bad faith of the Depositary.

The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of, or in connection with, any offer, issuance, sale, resale, transfer, deposit or withdrawal of ADRs, ADSs, the Shares, or other Deposited Securities, as the case may be, (b) out of, or as a result of, any offering documents in respect thereof or (c) out of acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with the Deposit Agreement, any ancillary or supplemental agreement entered into between the Company and the Depositary, the ADRs, the ADSs, the Shares, or any Deposited Property, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates.

The obligations set forth in this Section shall survive the termination of the Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

Section 5.9 ADS Fees and Charges. The Company, the Holders, the Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with the issuance and cancellation of ADSs, and persons receiving ADSs upon issuance or whose ADSs are being cancelled shall be required to pay the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

Section 5.10 Restricted Securities Owners. The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder (except under the circumstances contemplated in Section 2.14) and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder (except under the circumstances contemplated in Section 2.14).

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1 Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the ADRs outstanding at any time, the provisions of the Deposit Agreement and the form of ADR attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and the ADR, if applicable, as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and any ADRs at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and any ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.2 Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) one hundred twenty (120) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement (except as specifically provided in the Deposit Agreement).

Notwithstanding anything contained in the Deposit Agreement or any ADR, in connection with the termination of the Deposit Agreement, the Depositary may, independently and without the need for any action by the Company, make available to Holders of ADSs a means to withdraw the Deposited Securities represented by their ADSs and to direct the deposit of such Deposited Securities into an unsponsored American depositary shares program established by the Depositary, upon such terms and conditions as the Depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the Depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the Depositary.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Counterparts. The Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of the Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

Section 7.2 No Third-Party Beneficiaries/Acknowledgments. The Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Deposit Agreement. Nothing in the Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and the Cayman Islands, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the Deposit Agreement.

Section 7.3 Severability. In case any one or more of the provisions contained in the Deposit Agreement or in the ADRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of ADSs issued hereunder shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any ADR evidencing their ADSs by acceptance thereof or any beneficial interest therein.

Section 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Mr. Chao Xu at the address of Floor 1, No. 383, Lane 1555, Jinsha Jiangxi Road, Jiading District, Shanghai, China 201803, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given (a) if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders. Any notices given to DTC under the terms of the Deposit Agreement shall (unless otherwise specified by the Depositary) constitute notice to the DTC Participants who hold the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian, the Depositary, or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

Section 7.6 Governing Law and Jurisdiction. The Deposit Agreement, the ADRs and the ADSs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York applicable to contracts made and to be wholly performed in that State. Notwithstanding anything contained in the Deposit Agreement to the contrary, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the Cayman Islands (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Deposit Agreement, and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

Holders and Beneficial Owners understand, and by holding an American Depositary Share or an interest therein such Holders and Beneficial Owners each irrevocably agrees, that any legal suit, action or proceeding against or involving the Company or the Depositary, regardless of whether such legal suit, action or proceeding also involves parties other than the Company or the Depositary (including, but not limited to, any underwriters retained by the Company), arising out of or relating in any way to this Deposit Agreement, the American Depositary Shares or Receipts, or the transactions contemplated hereby or thereby or by virtue of ownership thereof, including without limitation claims under the Securities Act of 1933, may only be instituted in the United States District Court for the Southern District of New York (or, if the Southern District of New York lacks subject matter jurisdiction over a particular dispute, in the state courts of New York County, New York), and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders’ and Beneficial Owners’ ownership of American Depositary Shares or interests therein.

The Company hereby irrevocably designates, appoints and empowers GKL Corporate/Search, Inc. (the “Agent”) now at One Capitol Mall, Suite 660, Sacramento, CA 95814 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event of any suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under the Deposit Agreement, or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any ADR or the Deposited Property.

Holders and Beneficial Owners understand and each irrevocably agrees that, by holding an ADS or an interest therein, any suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement, ADSs, ADRs or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in the City of New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in, and irrevocably submits to the exclusive jurisdiction, of such courts in any such suit, action or proceeding. Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders’ and Beneficial Owners’ ownership of ADSs or interests therein.

EACH OF THE PARTIES TO THE DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

The provisions of this Section 7.6 shall survive any termination of the Deposit Agreement, in whole or in part.

Section 7.7 Assignment. Subject to the provisions of Section 5.4, the Deposit Agreement may not be assigned by either the Company or the Depositary.

Section 7.8 Compliance with, and No Disclaimer under, U.S. Securities Laws.

(a) Notwithstanding anything in the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(b) Each of the parties to the Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

Section 7.9 Cayman Islands Law References. Any summary of the laws and regulations of the Cayman Islands and of the terms of the Articles of Association set forth in the Deposit Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary. While such summaries are believed by the Company to be accurate as of the date of the Deposit Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Articles of Association may change after the date of the Deposit Agreement. Neither the Depositary nor the Company has any obligation under the terms of the Deposit Agreement to update any such summaries.

Section 7.10 Titles and References.

(a) Deposit Agreement. All references in the Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of the Deposit Agreement unless expressly provided otherwise. The words “the Deposit Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to the Deposit Agreement as a whole as in effect at the relevant time between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of the Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in the Deposit Agreement. References to “applicable laws and regulations” shall refer to laws and regulations applicable to the Company, the Depositary, the Custodian, their agents and controlling persons, ADRs, ADSs or Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

(b) ADRs. All references in any ADR(s) to paragraphs, exhibits, articles, sections, subsections, and other subdivisions refer to the paragraphs, exhibits, articles, sections, subsections and other subdivisions of the ADR(s) in question unless expressly provided otherwise. The words “the Receipt”, “the ADR”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import used in any ADR refer to the ADR as a whole and as in effect at the relevant time, and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender in any ADR shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to paragraphs of any ADR are included for convenience only and shall be disregarded in construing the language contained in the ADR. References to “applicable laws and regulations” shall refer to laws and regulations applicable to the Company, the Depositary, the Custodian, their agents and controlling persons, the ADRs, the ADSs and the Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

[Signature page on following page]

IN WITNESS WHEREOF, XIAO-I CORPORATION and CITIBANK, N.A. have duly executed the Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

XIAO-I CORPORATION

By:
	Name:	Hui Yuan
	Title:	Chief Executive Officer

CITIBANK, N.A.

By:
Name:
Title:

[Signature page to Deposit Agreement]

EXHIBIT A

[FORM OF ADR]

Number	CUSIP NUMBER:
_____________

American Depositary Shares (each American Depositary Share representing the right to receive one-third of a fully paid ordinary share)

AMERICAN DEPOSITARY RECEIPT

for

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES

of

XIAO-I CORPORATION

(Incorporated under the laws of the Cayman Islands)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the “Depositary”), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter “ADS”) representing deposited ordinary shares, including evidence of rights to receive such ordinary shares (the “Shares”), of Xiao-I Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”). As of the date of issuance of this ADR, each ADS represents the right to receive one-third of a Share deposited under the Deposit Agreement (as hereinafter defined) with the Custodian, which at the date of issuance of this ADR is Citibank, N.A. – Hong Kong (the “Custodian”). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement. The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“ADRs”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of [•], 2023 (as amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs issued thereunder. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other Deposited Property (as defined in the Deposit Agreement) from time to time received and held on deposit in respect of the ADSs. Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof. The manner in which a Beneficial Owner holds ADSs (e.g., in a brokerage account vs. as registered holder) may affect the rights and obligations of, the manner in which, and the extent to which, services are made available to, Beneficial Owners pursuant to the terms of the Deposit Agreement.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and the Articles of Association (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Association, to which reference is hereby made.

All capitalized terms not defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

The Depositary makes no representation or warranty as to the validity or worth of the Deposited Property. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs. The Depositary may issue Uncertificated ADSs subject, however, to the terms and conditions of Section 2.13 of the Deposit Agreement.

(2) Surrender of ADSs and Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Articles of Association and of any applicable laws and the rules of the applicable book-entry settlement entity, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, this ADR(s) evidencing the ADSs so Delivered), (ii)  shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR evidencing the ADS so canceled, of the Articles of Association, of any applicable laws and of the rules of the applicable book-entry settlement entity, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3) Transfer, Combination and Split-up of ADRs. The Registrar shall register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this ADR canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this surrendered ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this surrendered ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and Delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADS, the delivery of any distribution thereon, or the withdrawal of any Deposited Property, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of this ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B to the Deposit Agreement and in this ADR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 of the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and Delivery of this ADR or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this ADR, if applicable, the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or regulation, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of the Deposit Agreement or this ADR, if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases to Section 7.8 of the Deposit Agreement and paragraph (25)  of this ADR. Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities associated therewith at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5) Compliance with Information Requests. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed, or the Articles of Association, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and the Shares represented by such ADSs, as the case may be) and regarding the identity of any other person(s) interested in such ADSs (and the Shares represented by such ADSs, as the case may be) and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

(6) Ownership Restrictions. Notwithstanding any other provision contained in this ADR or of the Deposit Agreement to the contrary, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Association. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association. Nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described herein or in Section 3.5 of the Deposit Agreement.

(7) Reporting Obligations and Regulatory Approvals. Applicable laws and regulations may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and Beneficial Owners of ADSs are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Holder and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

(8) Liability for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or this ADR shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Holder and/or Beneficial Owner, and may sell for the account of a Holder and/or Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Holders or Beneficial Owners in respect of the ADSs, Deposited Property and this ADR, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to paragraph (25) of this ADR and Section 7.8 of the Deposit Agreement) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, directors, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADS held by such Holder and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADSs, and (iii)  any transaction entered into by such Holder and/or Beneficial Owner in respect of the ADSs and/or the Deposited Property represented thereby. Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADR, the obligations of Holders and Beneficial Owners under Section 3.2 shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

(9) Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(10) Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Property, compliance with applicable laws, the terms of the Deposit Agreement or this ADR evidencing the ADSs and the provisions of, or governing, the Deposited Property, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and this ADR. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25) and Section 7.8 of the Deposit Agreement, the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations and warranties are made or such other documentation or information are provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction.

(11) ADS Fees and Charges. The following ADS fees are payable under the terms of the Deposit Agreement:

(i)	ADS Issuance Fee: by any person for whom ADSs are issued (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (iv) below, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) issued under the terms of the Deposit Agreement;

(ii)	ADS Cancellation Fee: by any person for whom ADSs are being cancelled (e.g., a cancellation of ADSs for Delivery of deposited shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled;

(iii)	Cash Distribution Fee: by any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements);

(iv)	Stock Distribution /Rights Exercise Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of ADSs pursuant to (a) stock dividends or other free stock distributions, or (b) an exercise of rights to purchase additional ADSs;

(v)	Other Distribution Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities, other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares);

(vi)	Depositary Services Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary;

(vii)	Registration of ADS Transfer Fee: by any Holder of ADS(s) being transferred or by any person to whom ADSs are transferred, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) transferred; and

(viii)	ADS Conversion Fee: by any Holder of ADS(s) being converted or by any person to whom the converted ADSs are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) converted from one ADS series to another ADS series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferrable ADSs, and vice versa).

The Company, Holders, Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with ADS issuances and cancellations, and persons for whom ADSs are issued or cancelled shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(d)	in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes and other charges shall be deducted from the Foreign Currency;

(e)	any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements; and

(f)	the fees, charges, costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the ADR program.

All ADS fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADR and as contemplated in Section 6.1 of the Deposit Agreement. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

(12) Title to ADRs. Subject to the limitations contained in the Deposit Agreement and in this ADR, it is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, this ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(13) Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. An ADR bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

(14) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company.

The Registrar shall keep books for the registration of ADSs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADSs.

The Registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph (25) and Section 7.8 of the Deposit Agreement.

Dated:

CITIBANK, N.A.	CITIBANK, N.A.
Transfer Agent and Registrar	as Depositary

By:	By:
Authorized Signatory	Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF ADR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(15) Dividends and Distributions in Cash, Shares, etc. (a) Cash Distributions: Upon the timely receipt by the Depositary of a notice from the Company that it intends to make a distribution of a cash dividend or other cash distribution, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement. Upon confirmation of receipt of (x) any cash dividend or other cash distribution on any Deposited Securities, or (y) proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms of the Deposit Agreement, the Depositary will (i) if any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (subject to the terms and conditions described in Section 4.8 of the Deposit Agreement), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges described in the Fee Schedule attached as Exhibit B to the Deposit Agreement and (b) applicable taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.1 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.1 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(b) Share Distributions: Upon the timely receipt by the Depositary of a notice from the Company that it intends to make a distribution that consists of a dividend in, or free distribution of Shares, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement. Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.9 of the Deposit Agreement, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1 of the Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under Section 5.7 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b)  fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of Section 4.1 of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.2 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.2 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(c) Elective Distributions in Cash or Shares: Upon the timely receipt of a notice indicating that the Company wishes an elective distribution in cash or Shares to be made available to Holders of ADSs upon the terms described in the Deposit Agreement, the Company and the Depositary shall determine in accordance with the Deposit Agreement whether such distribution is lawful and reasonably practicable. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement. If the above conditions are satisfied, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish the ADS Record Date according to paragraph (17) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the distribution shall be made as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be made as in the case of a distribution in Shares upon the terms described in the Deposit Agreement. If such elective distribution is not reasonably practicable or if the Depositary did not receive satisfactory documentation set forth in the Deposit Agreement, the Depositary shall establish an ADS Record Date upon the terms of Section 4.9 of the Deposit Agreement and, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in the Cayman Islands in respect of the Shares for which no election is made, either (x) cash or (y)  additional ADSs representing such additional Shares, in each case, upon the terms described in the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.3 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.3 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(d) Distribution of Rights to Purchase Additional ADSs: Upon the timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. If such conditions are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish the ADS Record Date (upon the terms described in Section 4.9 of the Deposit Agreement) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of Section 4.1 of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.4(b) of the Deposit Agreement, the Depositary shall allow such rights to lapse. The Depositary shall not be liable for (i) any failure to accurately determine whether it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

(e) Distributions other than Cash, Shares or Rights to Purchase Shares: Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii)  distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

Neither the Depositary nor the Company shall be responsible for (i) any failure to determine whether it is lawful or practicable to make the property described in Section 4.5 of the Deposit Agreement available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

(16) Redemption. Upon timely receipt of notice from the Company that it intends to exercise its right of redemption in respect of any of the Deposited Securities, and satisfactory documentation, and upon determining that such proposed redemption is practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company’s intention to exercise the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of Section 4.8 of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.7 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.7 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(17) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix the record date (the “ADS Record Date”) for the determination of the Holders of ADS(s) who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to applicable law, the terms and conditions of this ADR and Sections 4.1 through 4.8 of the Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(18) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.9 of the Deposit Agreement. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Articles of Association and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given or deemed to have been given in accordance with Section 4.10 of the Deposit Agreement if no instructions are received prior to the deadline for such purposes to the Depositary to give a discretionary proxy to a person designated by the Company. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to timely request that the Depositary distribute the information as provided for in Section 4.10 of the Deposit Agreement, the Depositary agrees, following receipt of notice of the applicable meeting or solicitation of consents or proxies and, if the Depositary requests, reasonable and prompt consultation between the Company and the Depositary, to use commercially reasonable efforts to perform the actions contemplated in Section 4.10 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.10 of Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, if required, as provided herein.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

The Depositary has been advised by the Company that under the Articles of Association as in effect on the date of the Deposit Agreement, voting at any meeting of shareholders of the Company is by show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded. The Depositary will not join in demanding a poll, whether or not requested to do so by Holders of ADSs. Under the Articles of Association as in effect on the date of the Deposit Agreement, a poll may be demanded by (a) the chairman of the meeting, (b) at least three shareholders present in person or by proxy or (c) any shareholder present in person or by proxy together representing not less than one-tenth of the total voting rights having the right to vote on the resolution.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, Articles of Association and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs as follows: (a) in the event voting takes place at a shareholders’ meeting by a show of hands, the Depositary will instruct the Custodian to vote all Deposited Securities in accordance with the voting instructions received timely from a majority of Holders of ADSs who provided voting instructions, and (b) in the event voting takes place at a shareholders’ meeting by poll, the Depositary will instruct the Custodian to vote the Deposited Securities in accordance with the voting instructions timely received from the Holders of ADSs. If voting is by poll and if the Depositary does not receive voting instructions from a Holder as of the ADS Record Date on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities; provided, however, that no such discretionary proxy shall be given by the Depositary with respect to any matter to be voted upon as to which the Company informs the Depositary that (a) the Company does not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of Deposited Securities may be adversely affected.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except (a) in the case voting is by show of hands, in which case the Depositary will instruct the Custodian to vote all Deposited Securities in accordance with the voting instructions received from a majority of Holders of ADSs who provided timely voting instructions, and (b) as otherwise contemplated in Section 4.10 of the Deposit Agreement). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated in the Deposit Agreement or herein. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders.

Notwithstanding anything else contained in the Deposit Agreement or this ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary. There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

(19) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of, or replacement of, or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Deposit Agreement, and this ADR shall, subject to the provisions of the Deposit Agreement, this ADR evidencing such ADSs and applicable law, represent the right to receive such additional or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(20) Exoneration. Notwithstanding anything contained in the Deposit Agreement or any ADR, neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (to the extent not limited by paragraph (25) hereof) (i) if the Depositary, the Custodian, the Company or their respective agents shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required or contemplated by the terms of the Deposit Agreement and this ADR, by reason of any provision of any present or future law or regulation of the United States, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of potential criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Association or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs, (v) for any action or inaction of any clearing or settlement system (any participant thereof) for the Deposited Property or the ADSs, or (vi) for any consequential or punitive damages (including lost profits) for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(21) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or this ADR to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement or this ADR without negligence or bad faith. Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property or for any tax consequences that may result from the ownership of ADSs, Shares or other Deposited Property, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

(22) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 120th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement), (ii) duly assign, transfer and deliver all of the Depositary’s right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(23) Amendment/Supplement. Subject to the terms and conditions of this paragraph 23, and Section 6.1 of the Deposit Agreement and applicable law, this ADR and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this ADR, if applicable, as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and this ADR in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

(24) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) one hundred twenty (120) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement. If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement. At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement (except as specifically provided in the Deposit Agreement).

Notwithstanding anything contained in the Deposit Agreement or any ADR, in connection with the termination of the Deposit Agreement, the Depositary may, independently and without the need for any action by the Company, make available to Holders of ADSs a means to withdraw the Deposited Securities represented by their ADSs and to direct the deposit of such Deposited Securities into an unsponsored American depositary shares program established by the Depositary, upon such terms and conditions as the Depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the Depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the Depositary.

(25) Compliance with, and No Disclaimer under, U.S. Securities Laws. (a) Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(b) Each of the parties to the Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

(26) No Third Party Beneficiaries/Acknowledgements. The Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Deposit Agreement. Nothing in the Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and the Cayman Islands, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the Deposit Agreement.

(27) Governing Law / Waiver of Jury Trial. The Deposit Agreement, the ADRs and the ADSs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York applicable to contracts made and to be wholly performed in that State. Notwithstanding anything contained in the Deposit Agreement to the contrary, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the Cayman Islands (or, if applicable, such other laws as may govern the Deposited Securities).

Holders and Beneficial Owners understand and each irrevocably agrees that, by holding an ADS or an interest therein, any suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement, ADSs, ADRs or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in the City of New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in, and irrevocably submits to the exclusive jurisdiction of, such courts in any such suit, action or proceeding. Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders’ and Beneficial Owners’ ownership of ADSs or interests therein.

EACH OF THE PARTIES TO THE DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

__________________________

SIGNATURE GUARANTEED

All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

Legends

[The ADRs issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the ADR: “This ADR evidences ADSs representing ‘partial entitlement’ Shares of the Company and as such do not entitle the holders thereof to the same per-share entitlement as other Shares (which are ‘full entitlement’ Shares) issued and outstanding at such time. The ADSs represented by this ADR shall entitle holders to distributions and entitlements identical to other ADSs when the Shares represented by such ADSs become ‘full entitlement’ Shares.”]

EXHIBIT B

FEE SCHEDULE

ADS FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement. Except as otherwise specified herein, any reference to ADSs herein includes Partial Entitlement ADSs, Full Entitlement ADSs, Certificated ADSs, Uncertificated ADSs, and Restricted ADSs.

I.	ADS Fees

The following ADS fees are payable under the terms of the Deposit Agreement:

Service	Rate	By Whom Paid
(1) Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person for whom ADSs are issued.
(2) Cancellation of ADSs (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.	Person for whom ADSs are being cancelled.
(3) Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.

B-1

(6) ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.
(7) Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) transferred.	Person for whom or to whom ADSs are transferred.
(8) Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferable ADSs, and vice versa).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.	Person for whom ADSs are converted or to whom the converted ADSs are delivered.

II.	Charges

The Company, Holders, Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with ADS issuances and cancellations, and persons for whom ADSs are issued or cancelled shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Property or of the Holders and Beneficial Owners of ADSs;

(iv)	in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes and other charges shall be deducted from the Foreign Currency;

(v)	any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements;

(vi)	the fees, charges, costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the ADR program; and

(vii)	the amounts payable to the Depositary by any party to the Deposit Agreement pursuant to any ancillary agreement to the Deposit Agreement in respect of the ADR program, the ADSs and the ADRs.

The above fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

B-2

EXHIBIT B

Form of Lock-Up Agreement

[●], 2023

Prime Number Capital LLC,

As Underwriter of the Company

14 Myrtle Drive

Great Neck, NY 11021

Ladies and Gentlemen:

The undersigned understands that Prime Number Capital LLC, the representative (the “Representative”) of the underwriters (the “Underwriters”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with XIAO-I CORPORATION, a Cayman Islands company (the “Company”), providing for an offering (the “Offering”) by the Company of the Company’s American Depositary Shares (the “ADSs”), each representing one third of an ordinary share of the Company, par value $0.00005 per share (the “Ordinary Shares”).

To induce the Underwriters to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, for a period of 180 days from the closing of the sales of the Offering (the “Lock-Up Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for the ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise; and (3) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to the Lock-Up Securities. The foregoing sentence shall not apply to (a) transactions relating to the ADSs, Ordinary Shares or other securities acquired in open market transactions after the completion of the Offering, or (b) transfers of the Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); provided that in the case of any transfer or distribution pursuant to clause (b), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement; (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; (e) if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement, and (iii) no filing under Section 13 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other filing or public announcement shall be required or shall be voluntarily made, (f) the receipt by the undersigned from the Company of ADSs upon the vesting of restricted share awards or share units or upon the exercise of options to purchase the Company’s ADSs or Ordinary Shares issued under an equity incentive plan of the Company or an employment arrangement described in the Pricing Prospectus (as defined in the Underwriting Agreement) (the “Plan Shares”) or the transfer of ADSs, Ordinary Shares or any securities convertible into Ordinary Shares or ADSs to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, but only to the extent such right expires during the Lock-up Period, provided that no filing under Section 13 of the Exchange Act or other public announcement shall be required or shall be voluntarily made within 90 days after the date of the Underwriting Agreement, and after such 90th day, if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares or ADSs during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this lock-up agreement; (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act will be voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan; and (h) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law (collectively, “Permitted Transfers”). In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities or any security convertible into or exercisable or exchangeable for Lock-Up Securities, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

No provision in this lock-up agreement shall be deemed to restrict or prohibit (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; provided, however, that any sales by parties to this lock-up agreement shall be subject to this lock-up agreement, (ii) the issuance of ADSs or Ordinary Shares in connection with the exercise of outstanding options or warrants of the Company; provided that this lock-up agreement shall apply to any of the undersigned’s shares issued upon such exercise, or (iii) the issuance of securities in connection with an acquisition or a strategic relationship which may include the sale or equity securities; provided, that none of such shares shall be saleable in the public market until the expiration of the 180-day period described above.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any securities that the undersigned may purchase in the Offering; and (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors and assigns.

The undersigned understands that, if (i) the Underwriting Agreement is not executed by February 1, 2024, (ii) the Company notifies the Representative in writing that it does not intend to proceed with the Offering or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs or Ordinary Shares to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. The undersigned acknowledges that no assurances are given by the Company or the Underwriters that any Offering will be consummated. This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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Very truly yours,

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